For Immediate Release

Contact: Tate Fite Chief Financial Officer 7.495.737.5177 tate.fite@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Correction: Moscow CableCom Corp. Announces Subscriber Growth Numbers for

 June 2006

New York, NY – July 18, 2006 – Moscow CableCom Corp. (NASDAQ: MOCC) has issued corrections to its Internet subscriber numbers, and to certain one-month change and percentage change data within the information reported in the Company’s June Subscriber Growth press release issued yesterday.  The table within the release should read as follows:

	June 30, 2006	May 31,2006	Change (1 Month)	Percent Change	December 31, 2005	YTD Change (6 Months)	Percent Change
Homes Passed	531,274	481,159	50,115	10.4%	325,954	205,320	63.0%

Terrestrial Broadcasting Subscribers % Saturation	112,840 21.2%	106,806 22.2%	6,034	5.6%	85,994 26.4%	26,846	31.2%
Pay TV Subscribers % Saturation	30,450 5.7%	27,476 5.7%	2,974	10.8%	15,618 4.8%	14,832	95.0%
Internet Subscribers % Saturation	56,264 10.6%	54,468 11.3%	1,796	3.3%	34,600 10.6%	21,664	62.6%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements relate to our future business and financial performance, including AKADO's development, including its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and its ability to raise funds for AKADO's development. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Annual Report on Form 10-K for the year ended December 31, 2005 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.